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                                                                 EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Tricord Systems, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included or incorporated by reference in the 1997 Annual Report on Form 10-K of Tricord Systems, Inc. We also consent to the reference to our Firm under the caption, "Incorporation of Documents by Reference."



                                   COOPERS & LYBRAND L.L.P.

                                   /s/ Coopers & Lybrand L.L.P.
                                   ------------------------------------



Minneapolis, Minnesota
June 29, 1998